CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 28, 2011, relating to the financial statements and financial highlights, which appear in the December 31, 2010 Annual Report to Shareholders of Strategic Growth Fund, Dividend Value Fund (formerly Large Cap Core Equity Fund), High Grade Income Fund, Hawaii Municipal Bond Fund and Government Money Market Fund constituting Bishop Street Funds, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.
PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
April 28, 2011

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 26, 2009, relating to the financial statements and financial highlights, which appear in the December 31, 2008 Annual Report to Shareholders of Treasury Money Market Fund, one of the funds constituting the Bishop Street Funds, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.
PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
April 28, 2011